EXHIBIT 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 17th day of March, 2008, by and among Single Touch Interactive, Inc., a Nevada corporation (the “Borrower”) and Hosting Site Network, Inc., a Delaware corporation (the “Lender”).

RECITALS:

The Borrower has issued and delivered or will issue and deliver to the Lender Secured Bridge Loan Promissory Note(s) (each, a “Note”) in the aggregate principal amount of up to Three Million, Three Hundred Thousand Dollars ($3,300,000). Pursuant to the Notes and the related Bridge Loan Agreement, the Borrower has agreed to grant a security interest in and to the Collateral (as defined in this Agreement) on the terms and conditions set forth in this Agreement.

In consideration of the Debt (as defined in this Agreement) evidenced by the Notes, and to secure repayment thereof, the Stockholders have agreed to grant the Lender a security interest in and to the Borrower Control Shares (as defined in this Agreement).

NOW, THEREFORE, for and in consideration of the Debt, and of the premises and intending to be legally bound, the parties covenant and agree as follows:

1. Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of the Borrower, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“As-extracted Collateral” shall have the meaning given to that term under the Code.

“Bridge Loan Agreement” shall mean the Bridge Loan Agreement by and between the Borrower and the Lender dated as of even date herewith.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Borrower, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement, and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean all tangible and intangible assets of the Borrower, including, without limitation, collectively the Accounts, As-extracted Collateral, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory, Investment Property, and Proceeds of each of them.

“Debt” shall mean (i) all indebtedness, both principal and interest, of the Borrower to the Lender now or after the date of this Agreement evidenced by the Notes, (ii) all other debts, liabilities, duties and obligations of the Borrower to the Lender arising after the date of this Agreement contracted or incurred, whether arising under or in connection with the Loan Documents or arising under or in connection with any other agreement, instrument, or undertaking made by or for the benefit of the Borrower to or for the benefit of the Lender, (iii) all costs and expenses incurred by the Lender in the collection of any of the indebtedness described in this paragraph or in connection with the enforcement of any of the duties and obligations of the Borrower to the Lender described in this paragraph, including reasonable attorneys’ and paralegals’ fees and expenses, and (iv) all future advances made by the Lender for the maintenance, protection, preservation or enforcement of, or realization upon, the Collateral or any portion of the Collateral, including advances for storage, transportation charges, taxes, insurance, repairs and the like.

“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Borrower, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Borrower and not included in Inventory of the Borrower, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

“Event of Default” shall mean (i) any of the Events of Default described in the Note or the Loan Documents, or (ii) any default by the Borrower in the performance of its obligations under this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Borrower now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Borrower, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents, copyrights, trademarks, blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data now owned or acquired after the date of this Agreement by the Borrower.

“Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Borrower.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Borrower, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Borrower and used or consumed in the Borrower’s business, whenever acquired and wherever located.

“Investment Property” shall have the meaning set forth in the Code.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Bridge Loan Agreement, and all other agreements, Documents and Instruments executed and delivered in connection therewith, as each may be amended, supplemented or modified from time to time.

“Permitted Liens” shall mean (i) all existing liens on the assets of the Borrower which have been disclosed to the Lender by the Borrower in the Bridge Loan Agreement, and (ii) all purchase money security interests hereinafter incurred by the Borrower in the ordinary course of business to the extent permitted by the Bridge Loan Agreement.

“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

2. Security Interest. As security for the full and timely payment of the Debt in accordance with the terms of the Debt and the performance of the obligations of the Borrower under the Notes and this Agreement, the Borrower agrees that the Lender shall have, and the Borrower grants and conveys to and creates in favor of the Lender, a security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Agreement by the Borrower. The security interest granted to the Lender in this Agreement shall be a first priority security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, subject to the Permitted Liens.

3. Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral:

(a)  The Borrower covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Agreement by the Borrower.

(b)  The Borrower shall not move the location of its principal executive offices without prior written notification to the Lender.

(c)  Without the prior written consent of the Lender, the Borrower shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of business.
(d)  Promptly upon request of the Lender from time to time, the Borrower shall furnish the Lender with such information and Documents regarding the Collateral and the Borrower’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Lender may request.

(e)  The Borrower shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Lender.

(f)  The Borrower shall cooperate with the Lender, at the Borrower’s expense, in perfecting the Lender’s security interest in any of the Collateral, including (i) the execution of any financing statements and (ii) any control agreement(s) required in order to perfect the Lender’s security interest in the Deposit Accounts.

4. Actions with Respect to Accounts. The Borrower hereby authorizes the Lender to take all actions that the Lender reasonably deems to be necessary or desirable to protect the Borrower’s interest in the Accounts after the occurrence and prior to the cure of an Event of Default at any time without notice to the Borrower and at the Borrower’s expense.

5. Preservation and Protection of Security Interest. The Borrower represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral from time to time owned or acquired by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Permitted Liens and those junior in right of payment and enforcement to that of the Lender or in favor of the Lender, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming the Lender has taken all required action to perfect a security interest in the Collateral as provided by the Code, the Borrower represents and warrants that as of the date of this Agreement the Lender has, and that all times in the future the Lender will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, subject to the Permitted Liens. Except as permitted by this Agreement, the Borrower covenants and agrees that it shall not, without the prior written consent of the Lender, (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Lender, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Lender or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Lender or those with respect to the Permitted Liens. The Borrower shall faithfully preserve and protect the Lender’s security interest in the Collateral and shall, at its own cost and expense, cause, or assist the Lender to cause, that security interest to be perfected and continue perfected so long as the Debt or any portion of the Debt is outstanding, unpaid or executory. For purposes of the perfection of the Lender’s security interest in the Collateral in accordance with the requirements of this Agreement, the Borrower shall from time to time at the request of the Lender file or record, or cause to be filed or recorded, such Instruments, Documents and notices, including assignments, financing statements and continuation statements, as the Lender may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. The Borrower shall do all such other acts and things and shall execute and deliver all such other Instruments and Documents, including further security agreements, pledges, endorsements, assignments and notices, as the Lender in its discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, subject to the Permitted Liens and except as may be otherwise provided in this Agreement. The Borrower agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

6. Maintenance and Repair. The Borrower shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If the Borrower fails to do so, the Lender may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of the Borrower and add the amount of such payments to the Debt.

7. Preservation of Rights against Third Parties; Preservation of Collateral in Lender’s Possession. Until such time as the Lender exercise its right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of the Borrower’s contract rights, the Borrower assumes full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Lender takes such action for that purpose as the Borrower shall request in writing, provided that such requested action shall not, in the judgment of the Lender, impair the Lender’s security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Lender receives such written request in sufficient time to permit the Lender to take the requested action.

8. Events of Default and Remedies.

(a)  If any one or more of the Events of Default shall occur or shall exist, the Lender may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon 15 days prior written notice to the Borrower, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Lender, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Lender, in its sole discretion, may elect, and at any such sale, the Lender may bid for and become the purchaser of any or all such Collateral. Pending any such action the Lender may liquidate the Collateral.

(b)  If any one or more of the Events of Default shall occur or shall exist, the Lender may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower, without affecting the Borrower’s liability under this Agreement or the Notes. The Borrower waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper or any of its contract rights and any other notices to which the Borrower may be entitled.

(c)  If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Lender shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower expressly waives

(d)  The Lender shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 6, any Proceeds received by the Lender from insurance, first to the payment of the reasonable costs and expenses incurred by the Lender in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses, second to the payment of the Debt, whether on account of principal or interest or otherwise as the Lender, in its sole discretion, may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Borrower shall be liable for any deficiency.

(e)  Upon the occurrence of any Event of Default, the Borrower shall promptly upon written demand by the Lender assemble the Equipment, Inventory and Fixtures and make them available to the Lender at a place or places to be designated by the Lender. The rights of the Lender under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and the Lender may, at its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

9. Defeasance. Notwithstanding anything to the contrary contained in this Agreement upon payment and performance in full of the Debt, this Agreement shall terminate and be of no further force and effect and the Lender shall thereupon terminate its security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Lender, the Borrower may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Lender to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Borrower.

10. Miscellaneous.

(a)  The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

(b)  No failure or delay on the part of the Lender in exercising any right, remedy, power or privilege under this Agreement and the Notes shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Lender under this Agreement, the Notes or any of the other Loan Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Lender under this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c)  Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Borrower:

Single Touch Interactive, Inc.
2235 Encinatas Blvd. Suite 210
Encinatas, CA 92024
Attn: Randall J. Lanham, General Counsel
Facsimile: 760.438.1793

If to the Lender:

Hosting Site Network, Inc.
32 Poplar Place
Fanwood, NJ 07023
Attn: Scott Vicari, President

with a copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Attn: Scott Rapfogel, Esq.
Facsimile: 212.400.6901

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five days after deposit in the United States mail, as applicable.

(d)  The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e)  Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f)  The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Lender’s security interest in the Collateral, and the rights, duties and obligations of the Lender and the Borrower with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State, without regard to conflicts of laws principles thereof.

(g)  This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. This Agreement may be executed by facsimile signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

LENDER:		BORROWER:

HOSTING SITE NETWORK, INC.		SINGLE TOUCH INTERACTIVE, INC.

By:	/s/ Scott Vicari	By:	/s/ Anthony Macaluso

Name:	Scott Vicari	Name:	Anthony Macaluso
Title:	President	Title:	Chief Executive Officer